                                                                    EXHIBIT 99.8

                              UP TO 757,943 SHARES
                              CLASS B COMMON STOCK

                        AMERICAN MAIZE-PRODUCTS COMPANY

                           OFFERED PURSUANT TO RIGHTS
                     DISTRIBUTED TO SHAREHOLDERS OF RECORD

To Our Clients:

     Enclosed for your consideration are a Prospectus, dated March 17, 1995 (the "Prospectus"), and other information relating to the offering (the "Offering") of up to 757,943 shares of Class B Common Stock, $.80 par value (the "Class B Common Stock"), of American Maize-Products Company (the "Company"), at a price of $40.00 per share (the "Subscription Price") pursuant to nontransferable subscription rights ("Rights") distributed to holders of record of Class B Common Stock (the "Rights Holders"), at the close of business on March 3, 1995 (the "Record Date").

     As described in the accompanying Prospectus, you will receive .435 Rights for each share of Class B Common Stock carried by us in your account as of the Record Date. Each whole Right will entitle you to subscribe for and purchase from the Company one share of Class B Common Stock (the "Subscription Privilege") at the Subscription Price.

     You may subscribe for the full number of shares to which you are entitled or any portion thereof. Shares not subscribed for in the Offering will be purchased, upon satisfaction of certain conditions, by Cerestar USA, Inc., a Delaware corporation ("Cerestar USA") and a wholly-owned subsidiary of Eridania Beghin-Say, S.A., a corporation organized under the laws of France ("EBS"), pursuant to a Stock Purchase Agreement dated as of February 22, 1995 among the Company, EBS and Cerestar USA.

     The materials enclosed are being forwarded to you as the beneficial owner of shares of Class B Common Stock carried by us in your account but not registered in your name. Rights are nontransferable and exercises of Rights may only be made by us as the registered holder of Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Class B Common Stock pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. We urge you to read the detailed information in the Prospectus before making an investment decision.

     Your instructions to us should be forwarded as promptly as possible to permit us to exercise Rights on your behalf in accordance with the provisions of the Offering. The Offering will expire at 5:00 p.m., New York time, on April 10, 1995, unless extended at the discretion of the Company. We must have received your instructions to subscribe for shares and you must have made full payment by such time. Once a Rights Holder has properly exercised the Subscription Privilege, such exercise may not be revoked.

     If you wish to have us, on your behalf, exercise Rights to purchase any shares to which you are entitled, please so instruct us by completing, executing and returning to us the Instructions to Rights Holder.

     IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS, WE WILL NOT EXERCISE YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE VALUELESS.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO THE BANK OF NEW YORK AT (800) 507-9357 (toll free).

                                          Very truly yours,
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                        AMERICAN MAIZE-PRODUCTS COMPANY

                         INSTRUCTIONS OF RIGHTS HOLDER

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Class B Common Stock.

     This will instruct you whether to exercise Rights to purchase Class B Common Stock distributed with respect to the Class B Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Instructions as to Use of Subscription Right Certificate.

     1. / / Please DO NOT EXERCISE RIGHTS for shares of Class B Common Stock.

     2. / / Please EXERCISE RIGHTS for shares of Class B Common Stock as set forth below.

            Subscription Right:
            ------------------------------ X $40.00 = $
            ------------------------------
                             (no. of
                                shares)

            / / Payment in the following amount is enclosed: $
            ------------------------------

            / / Please deduct payment from the following account maintained by you as follows:

              --------------------------------------------
              --------------------------------------------
                Type of Account                     Account No.

                Amount to be deducted: $
              --------------------------------------


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                Signature(s)                      Date:
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     Please type or print name(s) below           1995
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